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                                                                   EXHIBIT 10.32

                                                                  Execution Copy

               OMNIBUS AMENDMENT TO SLA NOTE AND CREDIT AGREEMENT

     This OMNIBUS AMENDMENT TO SLA NOTE AND CREDIT AGREEMENT (this "Amendment") dated effective as of March 16, 2004 (the "Effective Date") is entered into by and among MOTIENT COMMUNICATIONS INC., a Delaware corporation, successor to ARDIS Company (the "Company"), MOTOROLA, INC., a Delaware corporation ("Motorola"), and the entities listed on the signature pages hereto under the caption "Guarantors" (together with each other person who becomes a Guarantor, collectively, the "Guarantors," and each individually, a "Guarantor").

                              PRELIMINARY STATEMENT

     WHEREAS, the Company has executed that certain SLA Promissory Note dated as of December 1, 2002 in the original principal amount of $2,618,555.15 in favor of Motorola (the "SLA Note");

     WHEREAS, the Company and Motorola have entered into that certain Credit Agreement dated as of June 17, 1998 by and between the Company and Motorola, as amended by Amendment No. 1 to Credit Agreement dated as of October 15, 1998, Amendment No. 2 to Credit Agreement dated as of September 1, 2000 and as further amended by the Assumption Release Agreement and Waiver Agreement dated as of December 29, 2000 and the Settlement and Release Agreement, dated as of January 17, 2003, by and among the Company, Motient Corporation, Motorola and Motorola Credit Corporation (the "Credit Agreement"). In connection with the Credit Agreement, the Company has executed that certain Amended and Restated Promissory Note dated June 17, 1998, as amended and restated as of September 1, 2000, as further amended and restated as of December 29, 2000 and as further amended by the Settlement and Release Agreement dated January 17, 2003, in the original principal amount of $15,000,000 in favor of Motorola (the "Credit Note" and, together with the SLA Note, the "Notes");

     WHEREAS, the Company owes approximately $352,295.85 to Motorola for services rendered under the Service Level Agreement, dated March 1, 2001, as amended (the "Outstanding Account Balance");

     WHEREAS, the Company has requested Motorola to amend certain provisions of the SLA Note, the Credit Agreement and the Credit Note (collectively, the "Credit Documents"), and Motorola has agreed to do so to the extent reflected in this Amendment; and

     WHEREAS, the parties hereto also desire to provide for the Outstanding Account Balance herein;

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration and the mutual benefits, covenants and agreements herein expressed, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Outstanding Amounts Due on the Notes. The parties hereto agree that, as of the date hereof, the outstanding amount due under the SLA Note is $2,675,593.90,


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and the outstanding amount due under the Credit Note is $1,870,000.00, which outstanding amounts shall constitute the outstanding amounts due under the SLA Note and the Credit Note, respectively.

     2. Interest Rate. The parties hereto agree that, notwithstanding anything to the contrary in any of the Credit Documents, the applicable interest rate to the principal amounts outstanding under the SLA Note and under the Credit Note shall bear interest at a per annum rate equal to the LIBOR Rate plus four percent (4%), compounded quarterly. "LIBOR Rate" shall mean the one month London Interbank Offered Rate (as published by the Wall Street Journal) in effect on the 15th day of each calendar month. Interest shall be computed through the Business Day immediately preceding the day on which payment is due under the SLA Note or the Credit Note and Credit Agreement, as applicable. "Business Day" shall mean a day other than Saturday, Sunday or any other day on which commercial banks in Illinois are authorized or required by law to close. Interest shall be calculated on a 360 day basis for actual days elapsed occurring in the period for which payable. The provisions of this paragraph shall not waive the Lenders' rights to receive interest at an increased rate following a default in accordance with the terms of the SLA Note or the Credit Note and Credit Agreement, as applicable.

     3. Payments. The parties hereto agree that, notwithstanding anything to the contrary in any of the Credit Documents, the SLA Note and the Credit Note will be payable in monthly installments on the 1st day of each month commencing April 1, 2004. Each installment shall be in an amount equal to (i) $100,000 to reduce the principal outstanding under each of the SLA Note and the Credit Note and which shall be applied to such notes on a pro rata basis in accordance with their respective principal balances plus (ii) all accrued, unpaid interest on the SLA Note and the Credit Note. Partial payments shall be applied by Motorola pro rata to the SLA Note and the Credit Note in accordance with their respective principal balances and shall be applied first to accrued, unpaid interest and then to principal in direct order of payment. The parties hereto further agree that the Company shall pay $75,000 per week on the first business day of each week, commencing on April 1, 2004, to be applied toward repayment of the Outstanding Account Balance until the Outstanding Account Balance is paid in full. No failure by the Company to make any payment required by the immediately preceding sentence shall constitute a default under any agreement or other instrument of indebtedness of the Company solely by virtue of this Amendment, though such a default would constitute a default under this Amendment.

     4. Ratification. Each of the Company and each Guarantor hereby ratifies all of its Obligations (as defined in the Credit Agreement) and other obligations under the Credit Documents to which it is a party and the Settlement and Release Agreement, dated as of January 17, 2003 (the "Settlement Agreement"), by and among Motorola, Motorola Credit Corporation, the Company and Motient Corporation, and agrees and acknowledges that the Credit Documents and the Settlement Agreement to which it is a party shall continue in full force and effect giving effect to this Amendment. Nothing in this Amendment extinguishes, novates or releases any right, claim, lien, security interest or entitlement of Motorola created by or contained in any of such documents nor is such individual or entity released from any covenant, warranty or obligation created by or contained herein.

     5. Representations and Warranties. Each of the Company and each Guarantor hereby represents and warrants to Motorola that (a) this Amendment has been duly


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executed and delivered on behalf of the Company and each Guarantor, respectively, (b) this Amendment constitutes a valid and legally binding agreement enforceable against the Company and each Guarantor, respectively, in accordance with its terms, (c) upon the execution of and after giving effect to this Amendment by all parties, no default or event of default exists under the Credit Documents and (d) the execution, delivery and performance of this Amendment has been duly authorized by each of the Company and each Guarantor, respectively.

     6. Conditions to Effectiveness. This Amendment shall be effective upon (i) the execution and delivery hereof by all parties and delivery to Motorola, (ii) receipt by Motorola of a fully executed copy of a Subordinate Motient Communications Share Pledge Agreement whereby the Company pledges all of its interest in Motient License Inc., which agreement shall be in form and substance satisfactory to Motorola and (iii) any other items or information as may be required by Motorola.

     7. Release and Indemnity. (a) The Company shall and hereby does release and indemnify Motorola, each affiliate thereof and their respective directors, officers, employees and agents against, and release and hold each of them harmless from any and all losses, liabilities, claims or damages (including reasonable legal fees and expenses) to which any of them may become subject, insofar as such losses, liabilities, claims or damages arise out of or result from the Credit Documents, this Amendment or any of the transactions contemplated thereby (including any threatened investigation or proceeding) relating to the foregoing. The Company shall reimburse Motorola and each affiliate thereof and their respective directors, officers, employees and agents, upon demand for any expenses (including legal fees) reasonably incurred in connection with any such investigation or proceeding; but excluding any such losses liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the individual or entity to be indemnified (the "Indemnified Obligations").

     (b) Without limiting any provision of this Amendment, it is the express intention of the parties hereto that each individual or entity to be indemnified hereunder shall be indemnified and held harmless against any and all Indemnified Obligations arising out of or resulting from the ordinary sole or contributory negligence of such individual or entity or imposed upon said party under any theory of strict liability. Without prejudice to the survival of any other obligations of the Company hereunder and under the other Credit Documents, the obligations of the Company under this Section shall survive the termination of this Amendment, the Credit Documents and the payment of all obligations thereunder.

     8. Counterparts. This Amendment may be signed in any number of counterparts, which may be delivered in original or facsimile form, each of which shall be construed as an original, but all of which together shall constitute one and the same instrument.

     9. Additional Documents. The parties hereto agree that they will execute such further documentation as may be necessary to comply with or accomplish the agreements set forth herein.

     10. Governing Law. This Amendment, all Notes, the other Credit Documents and all other documents executed in connection herewith shall be deemed to be contracts and agreements under the laws of the State of Illinois and of the United States of America and for all purposes shall be construed in accordance with, and governed by, the laws of the State of Illinois and of the United States.


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     11. Final Agreement of the Parties. THIS AMENDMENT, THE SETTLEMENT
AGREEMENT, THE CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                            [Signature Pages Follow]


















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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                    COMPANY:

                                    MOTIENT COMMUNICATIONS INC.



                                    By:      /s/ Christopher Downie
                                    Name:    Christopher Downie
                                    Title:   Chief Financial Officer



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                                    GUARANTORS:

                                    MOTIENT HOLDINGS INC.,
                                    a Delaware corporation


                                    By:      /s/ Christopher Downie
                                    Name:    Christopher Downie
                                    Title:   Chief Financial Officer

                                    MOTIENT CORPORATION,
                                    a Delaware corporation


                                    By:      /s/ Christopher Downie
                                    Name:    Christopher Downie
                                    Title:   Chief Financial Officer


                                    MOTIENT SERVICES INC.,
                                    a Delaware corporation


                                    By:      /s/ Christopher Downie
                                    Name:    Christopher Downie
                                    Title:   Chief Financial Officer



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                                    MOTOROLA:

                                    MOTOROLA, INC.


                                    By:        /s/ Gary B. Tatje
                                    Name:      Gary Tatje
                                    Title:     Vice President, Managing Director
                                               Customer Financing